FIRST AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT


     THIS FIRST AMENDMENT (this "Amendment") is entered into as of August 29, 1997, by and between FRONTIER II PROPERTIES LIMITED PARTNERSHIP, a Texas limited partnership (the "Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (the "Buyer").


                           Recitals:

     A. Buyer and Seller entered into that certain Real Property Purchase and Sale Agreement and Escrow Instructions, dated as of August 15, 1997 (the "Sale Agreement"), by which Seller agreed to sell and Buyer agreed to buy certain real property located at 1370 South Valley Vista, in the City of Diamond Bar, County of Los Angeles, State of California, and more particularly described therein (the "Property").

     B. Buyer and Seller now wish to amend the Sale Agreement, on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Capitalized Terms. All capitalized terms that are used but not defined in this Amendment shall have the meanings given to them in the Sale Agreement.

     2. Purchase Price. The Purchase Price is hereby reduced by Ten Thousand Dollars ($10,000.00) to Ten Million Seven Hundred
Ninety Thousand Dollars ($10,790,000.00).

     3. Contingencies. Buyer hereby agrees that all of its contingencies to Closing have either been satisfied or are hereby waived, except only the following:

          3.1 Buyer shall have received, on or before the Closing Date, an estoppel certificate, in the form specified in
Section 3.3.3 of the Sale Agreement, from the University of Phoenix;

          3.2. Seller shall have duly and timely performed each and every covenant to be performed by Seller under the Sale Agreement and Seller's representations and warranties set forth in the Sale Agreement shall be true and correct as of the Closing in all material respects;

          3.3 Seller shall have duly and timely delivered or made available to Buyer all of the items described in Section
5.1.1. of this Agreement; and

          3.4 At the Closing, there will be no material adverse changes in the physical or financial condition of the Property which occurred after the Decision Date.

     4. Escrow Holdback. Other than a carpet allowance of $1.50 psf totaling $4,474.50 (the "Carpet Credit") owing to the State of California during the last five (5) years of their lease, Section 5.2.4 of the Sale Agreement is hereby revised to provide that, instead of requiring a credit against the Purchase Price for any unpaid tenant improvement expenses at Closing, an escrow holdback account (the "Escrow Account") shall be established with the Escrow Holder. Escrow Holder shall hold
$112,441.39  in  the  Escrow  Account  in  accordance  with   the
following:

          4.1 Tenant Improvement Holdback. Of that amount, $110,384.74 (the "Tenant Improvement Holdback") shall be for payment of certain unpaid tenant improvement expenses for Kleinfelder (a tenant of the Property) of which $105,384.74 is the amount Seller estimates to be the remaining unpaid tenant improvement expenses for Kleinfelder, and Five Thousand ($5,000) Dollars is to be used as a reserve to cover any cost overruns; provided Seller shall still be solely responsible for all tenant improvements related to Kleinfelder. Escrow Holder shall hold such funds and shall only release them upon presentation by Buyer of invoices for work that has been completed, together with partial or final lien releases (as appropriate), and Escrow Holder shall not release the final 10% of such funds until Buyer presents a final invoice, certifying that all work in connection therewith has been completed, together with a final lien release. If upon final payment of all invoices, any of the Tenant Improvement Holdback remains in escrow , Escrow Holder shall deliver the remaining amount to Seller. Buyer and Seller agree to sign such further instructions and take such further actions as the Escrow Holder may reasonably require in connection therewith. Seller hereby represents and warrants to Buyer that, other than the foregoing tenant improvement expense, unpaid tenant improvement expense relating to the University of Phoenix as described in Section 5.2.4 of the Sale Agreement, and the Carpet Credit, as of Closing, there are no other unpaid tenant improvement expenses for the Property.

          4.2 Leasing Commission Holdback. The remaining $2,056.65 shall be for payment of certain leasing commissions to be paid on the date that a new tenant, Sayed Consulting Inc., occupies premises in the Property and its lease term commences. Upon presentation by Buyer of a letter certifying that such tenant has occupied the premises and its lease term has commenced, Escrow Holder shall pay one-half of such funds to Trammell Crow Company and one-half to American Properties Corp. Buyer and Seller agree to sign such further instructions and take such further actions as the Escrow Holder may reasonably require in connection therewith. Seller hereby represents and warrants to Buyer that, other than the foregoing commission as of Closing there are no other unpaid leasing commissions for the Property.

     5. With respect to paragraph 4.1(z), the new checks reference therein will not be received until after Closing.

     6.   Ratification of Sale Agreement.  Except as specifically
amended by this Amendment, Buyer and Seller hereby agree that the
Sale   Agreement  remains  in  full  force  and  effect   without
modification.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

   "SELLER":           FRONTIER II PROPERTIES LIMITED
                        PARTNERSHIP, a Texas limited partnership

                        By: Frontier Holdings, L.L.C., a Texas limited
                            liability company, its General Partner

                            By: Frontier Equity Partners II, Ltd., a Texas
                               liability partnership, a Member

                               By:TCV   #2  GP  Holdings  Limited
                                   Partnership,  a Texas  limited
                                   partnership,    its    General
                                   Partner

                                   By:Sarofim   Realty   Advisors
                                      Co.,  a  Texas corporation,
                                      as  Agent  and Attorney-In-
                                      Fact


                                      By:/s/ Charles R. Latham
                                      Name: Charles R. Latham
                                      Title: Vice President


   "BUYER":            ARDEN REALTY LIMITED PARTNERSHIP,
                        a Maryland limited partnership

                        By:ARDEN REALTY, INC.,
                            a  Maryland corporation, its  General Partner


                            By: /s/ R. S. Ziman
                            Name: Richard S. Ziman
                            Title: CEO




FIDELITY NATIONAL TITLE COMPANY, THE ESCROW HOLDER IN THE SALE DESCRIBED IN THE FOREGOING AMENDMENT, HEREBY ACKNOWLEDGES THAT IT HAS READ THE FOREGOING AMENDMENT AND AGREES TO COMPLY STRICTLY WITH THE TERMS AND CONDITIONS OF SECTIONS 4.1 AND 4.2 THEREOF.

DATED AS OF SEPTEMBER ___, 1997

FIDELITY NATIONAL TITLE COMPANY



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